UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 12, 2011

TALEO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51299	52-2190418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4140 Dublin Boulevard, Suite 400

Dublin, CA 94568

(Address of principal executive offices, including zip code)

(925) 452-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 12, 2011, Taleo Corporation (the “Company”) entered into a Second Amendment to Lease (the “Amendment”) with Dublin Corporate Center Two, L.P. (the “Landlord”) to expand its existing premises located at 4140 Dublin Boulevard, Dublin, California leased by the Company pursuant to the lease agreement dated March 16, 2006 (the “Original Agreement”) with Landlord’s predecessor, BIT Holdings Fifty-Six, Inc., such that the total premises leased by the Company under the Original Agreement, as amended, will be approximately 108,644 square feet. This office space will continue to serve as the Company’s principal executive offices. The term of the Amendment is for approximately ten (10) years, and the Company has two options to renew the lease for additional terms of five (5) years each. The lease also contains a right of first negotiation on certain additional space at the same and a nearby location. In addition to paying for its proportionate share of increases in operating expenses and taxes, and paying for certain capital expenditures, the Company will pay base rent in an aggregate amount equal to approximately $29.7 million. In addition, the Company is generally responsible under the lease for the condition, order, repair and maintenance of the premises. In connection with the Amendment, the Company also signed a third amendment to the Original Agreement giving the Company access to certain temporary premises until the commencement of the Amendment.

A copy of the Original Agreement, as amended, is filed as an exhibit to this report and is incorporated herein by reference. The description set forth above is qualified in its entirety by reference to the Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Lease Agreement dated March 16, 2006 by and between BIT Holdings Fifty-Six, Inc., as landlord, and Taleo Corporation, as tenant, for the premises located at 4140 Dublin Boulevard, Dublin, California, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALEO CORPORATION

/s/ DOUGLAS C. JEFFRIES
Douglas C. Jeffries Executive Vice President and Chief Financial Officer

Date: September 14, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	Lease Agreement dated March 16, 2006 by and between BIT Holdings Fifty-Six, Inc., as landlord, and Taleo Corporation, as tenant, for the premises located at 4140 Dublin Boulevard, Dublin, California, as amended.